UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2009
W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico	000-27377	66-0573197
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico	00680
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (787) 834-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On April 6, 2009, W Holding Company, Inc. (the “Company”), the bank holding company for Westernbank Puerto Rico, was notified by the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with NYSE Listed Company Manual Section 802.01E because the Company has not timely filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “2008 Form 10-K”). Accordingly, the Company is subject to the procedures specified in Section 802.01E, which provides, among other things, that the NYSE will monitor the Company and the filing status of the 2008 Form 10-K on an ongoing basis for up to a six-month period from the date the 2008 Form 10-K was due to be filed (including any applicable extension period), during which time the Company’s common stock will continue to be listed.
     The Company was not able to timely file the 2008 Form 10-K due to the substantial time devoted to completing and filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Additionally, as previously reported on the Company’s Current Report on Form 8-K filed on January 30, 2009, the Company recently engaged BDO Seidman, LLP (“BDO Seidman”) as its independent registered public accounting firm for the audit of the Company’s fiscal year 2008 financial statements. The Company and BDO Seidman are currently working expeditiously to complete the audit and to file the 2008 Form 10-K. At this time, the Company is unable to predict when it will file the 2008 Form 10-K.
     A copy of the Company’s press release in connection with the foregoing is attached as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)   Exhibits

Exhibit No.	Description

99.1	Press release dated April 9, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC.
(Registrant)

/s/ Lidio V. Soriano
Name: Lidio V. Soriano
Title: Chief Financial Officer
Date: April 9, 2009